UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BondBloxx ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	87-3087691 (see below for EIN of each series)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Larkspur Landing Circle, Suite 250, Larkspur, CA	94939
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
BondBloxx Core Plus ETF	NYSE Arca	42-7052760

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258986 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of BondBloxx Core Plus ETF (the “Shares”) is set forth in Post-Effective Amendment No. 85 to the Registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-258986; 811-23731), as filed with the Securities and Exchange Commission (“SEC”) on October 20, 2026, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)	Certificate of Trust of BondBloxx ETF Trust dated August 17, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on August 20, 2021.

(2)	Agreement and Declaration of Trust dated August 17, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on August 20, 2021.

(3)	Amended and Restated Agreement and Declaration of Trust dated November 22, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on December 22, 2021.

(4)	By-laws of the Registrant dated August 17, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on August 20, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 28th day of October, 2026.

(Registrant)	BondBloxx ETF Trust

By	/s/ Karen Keyser
Karen Keyser
Vice President and Secretary

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